                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                       DAISYTEK INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                75-2421746
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

500 NORTH CENTRAL EXPRESSWAY, PLANO, TEXAS                75074
  (Address of principal executive offices)              (Zip Code)


       1.NON-EMPLOYEE DIRECTOR STOCK OPTION AND RETAINER PLAN OF DAISYTEK
                            INTERNATIONAL CORPORATION
         2. 1997 STOCK OPTION PLAN OF DAISYTEK INTERNATIONAL CORPORATION
                       3. WRITTEN STOCK OPTION AGREEMENTS
                            (Full title of the plans)


                                 MARK C. LAYTON
                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074
                     (Name and address of agent for service)

                                 (972) 881-4700
          (Telephone number, including area code of agent for service)

                                    copy to:
                             MORRIS BIENENFELD, ESQ.
                                 WOLFF & SAMSON
                               5 BECKER FARM ROAD
                               ROSELAND, NJ 07068
                                 (973) 533-6532

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                              Proposed                   Proposed
Title of                                      Maximum                    Maximum
Securities          Amount                    Offering                   Aggregate                 Amount of
to be               to be                     Price                      Offering                  Registration
Registered          Registered (1)            Per Share (2)              Price (2)                 Fee
-----------------------------------------------------------------------------------------------------------------

Common Stock,       2,276,351 (3)             $23 1/4                 $52,922,531.25               $15,612.15
par value $.01
per share


----------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The aggregate offering price and the registration fee have been computed pursuant to Rules 457(c) and 457(h)(1) under the Securities Act upon the basis of (i) an aggregate option exercise price of $4,609,863 in respect of 324,324 shares to be issued upon the exercise of outstanding options issued under the Plans (as hereinafter defined) and (ii) $24.75 per share, being the average of high and low prices of Common Stock reported on the Nasdaq National Market on May 15, 1998 in respect of the remaining 1,952,027 shares registered hereunder. In accordance with Rule 457(h)(3), no additional filing fee is payable in respect of the resale of the shares to be issued upon the exercise of options issued, and to be issued, under the Plans.

(3) Includes (i) 2,000,000 shares to be issued pursuant to the 1997 Stock Option Plan of Daisytek International Corporation (the "1997 Plan"),
         (ii) 94,525 shares to be issued pursuant to the Non-Employee Director Stock Option and Retainer Plan of Daisytek International Corporation (the "Director Plan") and (iii) 181,826 shares to be issued pursuant to written Stock Option Agreements between the Registrant and certain employees and directors (the "Individual Plans", and together with the 1997 Plan and the Director Plan, the "Plans").

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  1. The Company's prospectus dated March 26, 1998 as filed with the Commission (File No. 333-46927) pursuant to Rule 424(b) under the Securities Act.

                  2. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

                  3. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997.

                  4. The Company's Current Reports on Form 8-K dated April 29, 1997, May 13, 1997, July 23, 1997, November 5, 1997, January 28, 1998, February
9, 1998, March 26, 1998 and May 5, 1998.

                  5. The description of the Company's common stock, par value $.01 per share, contained in the Company's Prospectus dated January 26, 1995 as filed with the Commission (File No. 33-86926) on January 31, 1995 pursuant to Rule 424(b) under the Securities Act.

                  All documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "Act"), provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a Corporate Agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify the Corporate Agent for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Under the Act, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the Act.

                  As permitted by the Act, the Company's Certificate of Incorporation contains provisions which limit the personal liability of directors for monetary damages for breach of fiduciary duties as directors except to the extent such limitation of liability is prohibited by the Act. In accordance with the Act, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Company or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for certain unlawful payments of dividends or stock repurchases under Section 174 of the Act; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Company or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

                  In addition, the Company's Certificate of Incorporation and By-laws provide for the indemnification of Corporate Agents for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as Corporate Agents to the fullest extent authorized by the Act. The Company seeks to limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

                  Reference is made to Sections 102(b)(7) and 145 of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

                  The purpose of these provisions is to assist the Company in retaining qualified individuals to serve as officers, directors or other Corporate Agents of the Company by limiting their exposure to personal liability for serving as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  The following are filed as exhibits to this registration statement.

Exhibit           Description
-------           -----------

5                 Opinion of Wolff & Samson, Counsel to the Company

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Wolff & Samson (included in Exhibit No. 5)

24                Power of Attorney (included on the signature page)

ITEM 9.           UNDERTAKINGS.

     A.           The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on May 20, 1998.

                                       DAISYTEK INTERNATIONAL CORPORATION



                               By:     /s/ Thomas J. Madden
                                       ----------------------------------------
                                       Thomas J. Madden, Vice President-
                                       Finance

                  Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden and Harvey Achatz, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title
---------                           -----

/s/ David A. Heap                   Chairman of the           May 20, 1998
--------------------------          Board
David A. Heap


/s/ Mark C. Layton                  President, Chief          May 20, 1998
--------------------------          Executive Officer,
Mark C. Layton                      Chief Operating
                                    Officer and
                                    Director (Principal
                                    Executive Officer)

/s/ Thomas J. Madden                Vice President -          May 20, 1998
--------------------------          Finance, Chief
Thomas J. Madden                    Financial Officer
                                    (Principal
                                    Financial Officer
                                    and Principal
                                    Accounting Officer)


/s/ Chris Yates                     Senior Vice               May 20, 1998
--------------------------          President-Business
Chris Yates                         Development and
                                    Director


/s/ James R. Powell                 Senior Vice               May 20, 1998
--------------------------          President-Sales
James R. Powell                     and Marketing
                                    and Director


/s/ Timothy M. Murray               Director                  May 20, 1998
--------------------------
Timothy M. Murray


/s/ Edgar D. Jannotta, Jr.          Director                  May 20, 1998
--------------------------
Edgar D. Jannotta, Jr.


/s/ Peter P.J. Vikanis              Director                  May 20, 1998
--------------------------
Peter P.J. Vikanis

                                  EXHIBIT INDEX


Exhibit
Page                     Description
-------                  -----------

5                 Opinion of Wolff & Samson, Counsel to the Company

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Wolff & Samson (included in Exhibit No. 5)

24                Power of Attorney (included on the signature page)